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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTSS

We hereby consent to the use in the Prospectus constituting part of this Registration statement on Form S-1 of our report dated March 6, 2000, except as to the stock split described in Note 7 which is as of April 7, 2000, relating to the financial statements and financial statement schedule of CiDRA Corporation, which appear in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus.

PricewaterhouseCoopers LLP
Hartford, Connecticut
October 11, 2000